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                                                                   EXHIBIT 10.48

                                    SUBLEASE


1.     PARTIES

This Sublease is entered into as of the 22 day of September, 1996 by and between HARVEY COMICS ENTERTAINMENT, INC., A California corporation ("Sublandlord") and MCA RECORDS, INC., a California corporation ("Subtenant"), with reference to the Master Lease dated November 1, 1993 entered into by 100 Wilshire Associates, a California limited partnership, as Landlord, and Sublandlord under this Sublease, as Tenant. A copy of said Master Lease is attached hereto, and incorporated herein by reference.

2.     PROVISIONS CONSTITUTING SUBLEASE

       a. This Sublease is subject to all of the terms and conditions of the Master Lease attached as Exhibit A, except as specifically exempted herein and Subtenant shall assume and perform the obligations of Sublandlord as Tenant in said Master Lease, to the extent said terms and conditions are applicable to the premises subleased pursuant to this Sublease. Subtenant shall not commit or permit to be committed on the Sublease Premises any act or omission which shall violate any term or condition of the Master Lease. In the event of the termination of Sublandlord's interest as Tenant under the Master Lease for any reason, then this Sublease shall terminate coincidentally therewith without any liability of Sublandlord to Subtenant provided such termination is not the result of a default by Sublandlord as Tenant under the Master Lease.

       b. All of the terms and conditions contained in the Master Lease are incorporated herein, except: (i) for necessary modifications to the Basic Lease Summary including Paragraphs A, G, I, J, K, L-1, L-2, O, and the deletions of Paragraph 8.4, (ii) Exhibit B and Exhibit C, (iii) Addendum II, (iv) Addendum III, Paragraphs 3, 4, 5, Paragraphs 8 & 9 (to the extent they impose a burden or liability on Sublandlord), and 35 and (v) Addendum IV as terms and conditions of this Sublease; (with each reference therein to Landlord and Tenant to be deemed to refer to Sublandlord and Subtenant except as otherwise provided in this Sublease) and along with all of the following paragraphs set out in this Sublease, shall be the complete terms and conditions of this Sublease. If there is a conflict between the provisions of this Sublease and the Master Lease, the provisions of this Sublease shall prevail as between Sublandlord and Subtenant.

3.     SUBLEASE PREMISES

Sublandlord leases to Subtenant and Subtenant hires from said Sublandlord the approximately 3000 rentable square feet of the premises identified on the drawing attached on Schedule I as Suite 1460 (the "Sublease Premises") which premises are the same premises referred to as Suite 1450 in that certain Sublease of the adjoining space known as Suite 1400 to Travelers Management, Inc. Subtenant shall also be entitled to use two (2) parking spaces in the




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adjoining lot and five (5) parking spaces in the City parking structure which spaces constitute Sublandlord's parking allocation applicable to the Sublease Premises provided Subtenant pays all costs, expenses and fees imposed by Landlord with respect to the use of such parking spaces.

4.     TERM

       4.1 Term. The term of this Sublease shall be for a period commencing on October 1, 1996, and ending on January 31, 1997 subject to extension as hereinafter provided unless sooner terminated pursuant to any provisions hereof. The Sublease shall continue after January 31, 1997 on a month to month basis upon all of the terms hereof for the remainder of the term of the Master Lease unless either Sublandlord or Subtenant shall give the other party a thirty (30) day notice of termination in which event this Sublease shall terminate and Subtenant shall vacate the Sublease Premises on the date specified in said notice which date shall be at least thirty days after such notice is given.

       4.2 Delay in Commencement. Notwithstanding said commencement date, if for reasons beyond Sublandlord's control such as fire or other casualty Sublandlord fails to timely deliver possession of the Sublease Premises, Sublandlord shall not be subject to any liability therefor, nor shall such failure extend the term hereof, but in such case, Subtenant shall not be obligated to pay rent until possession of the Sublease Premises is tendered to Subtenant; provided, however that if Sublandlord shall not have vacated the Sublease Premises within thirty (30) days after said scheduled commencement date, Subtenant may, at Subtenant's option, by notice in writing to Sublandlord within ten (10) days thereafter, cancel this Sublease.

       4.3 Early Possession. In the event that Subtenant shall occupy all or any part of the Sublease Premises prior to the commencement date of the term, such occupancy shall be subject to all of the provisions of this Sublease. Said early possession shall not advance the termination date of this Sublease.

5.     RENT

Subtenant shall pay to Sublandlord as rent for the Sublease Premises equal monthly installments of SEVEN THOUSAND AND NO/100s DOLLARS ($7,000.00) in advance, on the first (lst) day of each month of the term hereof. Subtenant shall pay Sublandlord upon execution hereof the sum of SEVEN THOUSAND AND NO/100s DOLLARS ($7000.00) as rent for the first month of the term, which amount shall be paid in addition to the Security Deposit required hereunder. Rent for any period during the term hereof which is for less than one (1) month shall be a prorata portion of the monthly installment.

Except as otherwise provided in the Sublease or Master Lease, rent shall be payable without notice or demand and without any deduction, offset, or abatement in lawful money of the


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United States of America to Sublandlord at the address stated herein or to such other persons or at such other places as Sublandlord may designate in writing.

In addition, Subtenant shall pay as additional rent: (i) all charges for after hours air conditioning ordered for Subtenant's use of the Sublease Premises, special cleaning services and other such charges imposed by Landlord with respect to the Sublease Premises (but excluding increases in operating expenses imposed by Landlord pursuant to the Master Lease), (ii) all taxes and insurance on Subtenant's furniture, fixtures equipment and personal property located in the Sublease Premises and imposed on Sublandlord pursuant to the Master Lease.

6.     SECURITY DEPOSIT

Subtenant shall deposit with Sublandlord upon execution hereof the sum of SEVEN THOUSAND AND NO/100s DOLLARS ($7,000.00) as security for Subtenant's faithful performance of Subtenant's obligations hereunder. If Subtenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublandlord may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Sublandlord may become obligated by reason of Subtenant's default, or to compensate Sublandlord for any loss or damage which Sublandlord may suffer thereby. If Sublandlord so uses or applies all or any portion of said deposit, Subtenant shall with ten (10) days written demand therefore deposit cash with Sublandlord in an amount sufficient to restore said deposit to the full amount hereinabove stated and Subtenant's failure to do so shall be a breach of this Sublease, and Sublandlord may at its option terminate this Sublease. Sublandlord shall not be required to keep said deposit separate from its general accounts. If Subtenant performs all of Subtenant's obligations hereunder, said deposit or so much hereof as had not theretofore been applied by Sublandlord shall be returned without payment of interest for its use, to Subtenant (or, at Sublandlord's option, to the last assignee, if any, of Subtenant's interest hereunder) within ten (10) days after the expiration of the term hereof, or after Subtenant has vacated the Sublease Premises, whichever is later.

7.     USE

The Sublease Premises shall be used and occupied only for general office purposes by Subtenant and its affiliates to the extent permitted by the Master Lease.

8.     STORAGE

Subtenant shall have no right to use any of the storage space presently occupied by Sublandlord pursuant to the Master Lease.

9.     GENERAL PROVISIONS


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       a.      Subtenant accepts the Sublease Premises in their present "AS IS"
       condition provided they are delivered broom clean in substantially the same condition as exists on the date of this Sublease, ordinary wear and tear and loss by fire or other casualty excepted.

       b. Subtenant shall have the right to sublease or assign all or any portion of the Sublease Premises, subject to the Sublandlord's consent which shall not be unreasonably withheld or delayed, subject to the provisions of the Master Lease. Any Transfer Consideration associated with said sublease or assignment shall be split on a fifty-fifty (50/50) basis between Sublandlord and Subtenant.

       c. The copy of the Master Lease attached to the sublease is a true and correct copy and there are no amendments or other oral or written agreements which affect the rights of Tenant to the Premises.

       d. To the best of Sublandlord's knowledge the Master Lease is in full force and effect and there are no defaults by Sublandlord or Landlord thereunder and all rents and charges have been paid currently.

       e. Sublandlord shall contemporaneously provide Subtenant with a copy of all notices given to or received from Landlord pursuant to the Master Lease which affect the Sublease or Sublease Premises.

       f. Subtenant recognizes that except for the duty to comply with its obligations as Tenant under the Master Lease, Sublandlord is not in a position to render any of the services or to perform any of the obligations required to be performed for the benefit of the Sublease Premises by Landlord. Therefore, notwithstanding anything to the contrary contained in this Sublease, Subtenant agrees that performance by Sublandlord of its obligations hereunder are conditional upon due performance by the Landlord of its corresponding obligations under the Master Lease and Sublandlord shall not be liable to Subtenant for any default of the Landlord under the Master Lease nor shall Sublandlord be obligated to commence litigation or take other action against the Landlord. Sublandlord hereby assigns to Subtenant the right to commence litigation or take other action against Landlord for any default under the Master Lease which affects the Sublease Premises, provided Subtenant agrees to indemnify and hold Sublandlord harmless from and against any and all claims, losses and damages, including attorney fees, that may be incurred by Sublandlord due to such litigation including any counter-claim raised by Landlord. Subtenant shall not have any claim against Sublandlord by reason of the Landlord's failure or refusal to comply with any of the provisions of the Master Lease unless such failure or refusal is a result of Sublandlord's default under the Master Lease. This Sublease shall remain in full force and effect notwithstanding the Landlord's failure or refusal to comply with any such provisions of the Master Lease and Subtenant shall pay the base rent and additional rent and all other charges provided for herein without any abatement, deduction or set-off whatsoever except as otherwise

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       expressly provided in the Sublease or the Master Lease. Subtenant covenants and warrants that it fully understands and agrees to be subject to and bound by all of the covenants, agreements, terms, provisions and conditions of the Master Lease, except as modified herein. Furthermore, Subtenant and Sublandlord further covenant not to take any action or do or perform any act or fail to perform any act which would result in the failure or breach of any of the covenants, agreements, terms, provisions or conditions of the Master Lease on the part of the Tenant thereunder.

       g. In the event Subtenant fails or refuses to perform any of the obligations required of it under this Sublease, then, in addition to all other remedies available to Sublandlord hereunder or at law for Subtenant's default and provided Subtenant has received notice of default and any applicable cure period has expired as provided in this Sublease or the Master Lease, then in addition to any rights or remedies of Sublandlord under the Sublease or Master Lease or at law, Sublandlord may, but shall not be obligated to, perform such obligations on behalf of Subtenant and Subtenant shall reimburse Sublandlord for the costs and expenses incurred by Sublandlord in performing such obligations along with interest on such amounts at the maximum legal rate than allowable by law from the date that such sums are expended by Sublandlord. Subtenant shall defend, indemnify and hold Sublandlord harmless at all times against claims, loss, damages, costs or expenses, including attorneys' fees and actual court costs, which Sublandlord might incur by reason of Subtenant's failure to perform any obligation to be performed by Subtenant under the terms of this Sublease.

       h. The parties hereto represent and warrant to each other that neither party dealt with any broker or finder in connection with the consummation of this Sublease except for LEE & ASSOCIATES COMMERCIAL REAL ESTATE SERVICES which represented Subtenant and JULIEN J. STUDLEY, INC. which represented Sublandlord (collectively the "Brokers"). The Brokers shall be paid a commission by Sublandlord in accordance with their separate written agreement which commission shall be payable one half upon the execution of the Sublease and Landlord Consent and the balance upon the commencement of the Sublease term. Each party agrees to indemnify, hold and save the other party harmless from and against any and all claims for brokerage commissions or finder's fees arising out of their breach of the foregoing representation or their acts in connection with this Sublease. The provisions of this Section shall survive the expiration or earlier termination of this Sublease.

       i. Any notice which may or shall be given by either party hereunder shall be either delivered personally or sent by certified mail, return receipt requested, addressed to:



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



                      SUBTENANT:

                          at MCA Music Entertainment Group
                          70 Universal City Plaza
                          Universal City, California 91608
                          Attn: Norman Epstein

                      with a copy to:

                          Universal Studios
                          100 Universal City Plaza
                          Building 507 A/4
                          Universal City, California 91608
                          Attn: Jerry Blair

                      SUBLANDLORD:

                      Harvey Comics Entertainment, Inc.,
                      1999 Avenue of the Stars, Suite 2050
                      Los Angeles, CA 90067
                      Attention: President

       or to such other address as may have been designated in a notice given in accordance with the provisions of this Section.

       j. It is expressly understood that Sublandlord shall have no liability to Subtenant and no obligation to repair or restore the Sublease Premises in the event they are damaged by fire or other casualty or are otherwise in need of repair. If Landlord or Sublandlord as Tenant under the Master Lease shall exercise a right to terminate the Master Lease by reason of damage or destruction as provided in Paragraph 24 of the Master Lease then this Sublease shall be deemed terminated and the parties shall have no further obligations to each other, except for the refund of the Security Deposit or prorated rent.

       k. Subtenant shall cause Sublandlord and the Landlord to be named as additional insureds on its liability insurance policies and shall furnish a certificate of such coverage to Landlord and Sublandlord. The amount of the insurance shall be not less than one million dollars (combined single limit) or such other amount as may be required by Master Lease.

       l. Subtenant hereby agrees to indemnify and hold Sublandlord harmless from and against any and all claims, losses and damages, including, without limitation, reasonable attorneys' fees and disbursements, which may at any time be asserted against Sublandlord by
       (a) the Landlord for failure of Subtenant to perform any of the

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       covenants, agreements, terms, provisions or conditions contained in the
       Master Lease which by reason of the provisions of this Sublease Subtenant is obligated to perform, or (b) any person by reason of Subtenant's use and/or occupancy of the Sublease Premises except to the extent any of the foregoing is caused or by the negligence of Sublandlord or its employees or agents. The provisions of this Section shall survive the expiration or earlier termination of the Master Lease and/or this Sublease.

       m. Sublandlord hereby agrees to indemnify and hold Subtenant harmless from and against any and all claims, losses and damages, including, without limitation, reasonable attorneys' fees and disbursements, which may at any time be asserted against Subtenant by the Landlord for failure of Sublandlord to perform any of the covenants, agreements, terms, provisions or conditions contained in the Master Lease which by reason of the provisions of this Sublease Sublandlord is obligated to perform. The provisions of this Section shall survive the expiration or earlier termination of the Master Lease and/or this Sublease.

       n. If any term or provision of this Sublease or the application thereof to any person or circumstances shall, to any extent, be invalid and unenforceable, the remainder of this Sublease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term or provision of this Sublease shall be valid and be enforced to the fullest extent permitted by law

       o. This Sublease contains the entire agreement between the parties hereto and shall be binding upon and inure to the benefit of their respective heirs, representatives, successors and permitted assigns. Any agreement hereinafter made shall be ineffective to change, modify, waive, release, discharge, terminate or effect an abandonment hereof, in whole or in part, unless such agreement is in writing and signed by the parties hereto.

       p. The parties hereto agree that each of them, upon the request of the other party, shall execute and deliver, in recordable form if necessary, such further documents, instruments or agreements and shall take such further action that may be necessary or appropriate to effectuate the purposes of this Sublease.

       q. This Sublease shall be governed by and in all respects construed in accordance with the internal laws of the State of California.

       r. The validity of this Sublease shall be subject to the Landlord's prior written consent hereto pursuant to the terms of the Master Lease, and if Landlord's consent shall not be obtained and a copy thereof delivered to Subtenant within thirty (30) days


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       of the date hereof, either Sublandlord or Subtenant shall have the option to cancel this Sublease by notice to Sublandlord within forty-five (45) days from the date hereof.

       IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed as of the day and year first above written.


SUBLANDLORD:                                   SUBTENANT:

Harvey Comics Entertainment, Inc., a           MCA Records, Inc., a California
California corporation                         corporation

By:   [SIG]                                    By:   [SIG]
  -------------------------------                -------------------------------
Title:  Executive Vice President               Title:  Exec. VP Admin.
     ----------------------------                   ----------------------------

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                                   EXHIBIT A

                                  OFFICE LEASE
                                      FOR
                                  100 WILSHIRE

        Landlord hereby leases to Tenant and Tenant hereby hired from Landlord the Premises hereinafter described on the terms and conditions set forth in this Lease (hereinafter referred to as this "Lease").

        This Lease is subject to the terms, covenants and conditions set forth below and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of said performance.

                              BASIC LEASE SUMMARY

        The words, figures and definitions set forth in Paragraphs A to Q, inclusive, are part of this Lease wherever appropriate reference is made thereto, unless modified elsewhere in this Lease.

A.      DATE OF THIS LEASE (for reference purposes only): As of November 1,
        1993.
        The scheduled Commencement Date is January 1, 1994.
        The actual Commencement Date shall be as provided in Paragraph 6.2 and, if applicable, Exhibit "C", the Construction and Construction Payment Exhibit.

B.      LANDLORD: 100 Wilshire Associates, a California Limited Partnership.

C.      LANDLORD'S ADDRESS FOR NOTICES:
        100 Wilshire Boulevard
        Suite 1753
        Santa Monica, CA 90401

D.      TENANT: Harvey Comics Entertainment, Inc., a California Corporation

        Tenant's Trade Name: same

E.      TENANT'S ADDRESS AND PHONE NUMBER FOR NOTICES:

        CURRENT                         UPON OCCUPANCY

        100 Wilshire Boulevard          100 Wilshire Boulevard
        Suite 500                       Suite 1400
        Santa Monica, CA 90401          Santa Monica, CA 90401

F. PROJECT: The term "Project" as used in this Lease shall mean and refer to the development commonly known as 100 Wilshire, which is located at 100 Wilshire Boulevard, Santa Monica, California, and which consists of a 21 story building ("Building") and all the real property adjacent to and underlying such buildings, including all subterranean (if any) and other parking areas and all Common Areas (as defined in this Lease). The project is set forth on the Site Plan attached hereto as Exhibit "A". Although not shown on Exhibit "A", for all purposes in this Lease, the term "Project" shall include the top three (3) stories of The City of Santa Monica parking structure located at 1235 Second Street between Arizona Avenue and Wilshire Boulevard; and all references to parking "structure" or "areas" shall include the same.

G. PREMISES: The space known or to be known as Suite 1400 on the 14th floor. The Premises is outlined on the Premises Floor Plan, attached hereto as Exhibit "B". The Premises has an estimated total rentable square footage of 9,000 (7,407 usable square feet).

        The said estimated rentable square footage represents 0.0367 of the entire rentable area of office space of the Project. The Project consists of 245,413 rentable square feet. Said percentage shall be "Tenant's Proportionate Share" of certain charges referred to in this Lease, but is subject to adjustment pursuant to Paragraph 2.1 of this Lease. It is understood and agreed that such charges shall be based on the entire Project, not merely the Building. The total rentable square footage of the Premises shall be subject to verification by Landlord's architect, whose determination shall be conclusive and binding on the parties. If Landlord, at any time, so determines that the total rentable square footage of the Premises is more or less than the estimated square footage above in this Paragraph G, Landlord and Tenant shall execute the Memorandum set forth in Paragraph Q below to confirm the actual total rentable square footage. If, for any reason, Tenant fails or refuses to execute said Paragraph Q, Landlord's sole execution of Paragraph Q shall be binding upon Tenant to confirm the actual rentable square footage of the Premises and the initial annual Base Rent.

H.      PERMITTED USE: General Office.

I.      TERM ("TERM" OR "LEASE TERM" OR "TERM OF THIS LEASE"):
        ten (10) years, subject to the Provisions of Paragraph 6.1.

J. BASE RENT (ANNUAL): $286,200.00 payable in monthly installments on the first (1st) day of each calendar month, subject to adjustments as provided hereafter in this Lease. The initial Base Rent set forth above in this Paragraph J is based upon $2.65 per rentable square foot of Premises. If the actual total rentable square footage as set forth in Paragraph Q below is different than that set forth in Paragraph G, above, the initial Base Rent shall be adjusted in accordance with the actual total rentable square footage as provided in Paragraph Q, below. Upon execution of this Lease, Tenant shall pay to Landlord the sum of $23,850.00, representing Base Rent for month one of the Lease term upon Lease execution.

K. SECURITY DEPOSIT: Shall be payable upon Lease execution in the amount of $23,850.00.

L-1     LANDLORD'S ANNUAL SHARE OF OPERATING COSTS: Base Year 1994.

L-2     LANDLORD'S ANNUAL SHARE OF PROPERTY TAXES: Base Year 1994.

M.      PARKING SPACES: See Addendum I.

N.      COMPREHENSIVE GENERAL LIABILITY INSURANCE:
        COMBINED SINGLE LIMITED BODILY INJURY AND PROPERTY DAMAGE: $1,000,000.

O.      REAL ESTATE BROKERS: Cushman Realty Corporation, Sommer Commercial

P.      MEMORANDUM OF ACTUAL COMMENCEMENT AND EXPIRATION DATES

Commencement Date: ________________, 19___. Expiration Date: __________, 19___
                                            (Which shall always be on the
                                            last day of a calendar month).


___________________________________        ___________________________________
Tenant's Initials                          Landlord's Initials

Q.      MEMORANDUM OF ACTUAL RENTABLE SQUARE FOOTAGE AND INITIAL BASE RENT.

        Total Rentable Square Feet: ____________

        Initial Annual Base Rent: $ ____________

        ___________________                          ___________________
        Tenant's Initials                            Landlord's Initials

        The 33 pages attached hereto, consisting of Paragraphs 1 through 61, together with the Exhibits listed below, together with Addenda I-IV.

        Exhibit "A"                     Site Plan Outlining Project

        Exhibit "B"                     Premises Floor Plan

        Exhibit "C"                     Construction and Construction Payment

        Exhibit "C-1"                   Building Standard Improvements

        Exhibit "D"                     Rules and Regulations



TENANT:                                 LANDLORD:

Harvey Comics Entertainment, Inc.       100 WILSHIRE ASSOCIATES
a California Corporation                Bank of America NT&SA
                                        Attorney-in-Fact


By: /s/ GREGORY M. YULISH               By: /s/ STEVEN W. ENGLAND
   ------------------------------          ----------------------------------
        Gregory M. Yulish                       Steven W. England
        Chief Financial Officer                 Vice President
                                                Director of Asset Management

Date:                                   Date:    12/8/93
     ----------------------------            ---------------------------------

                                        By:  /s/ MARTIN W. ELLIOTT
                                            ----------------------------------
                                                Martin W. Elliott
                                                Vice President
                                                Executive Asset Manager

                                        Date:   December 8, 1993
                                             ---------------------------------